Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 24, 2025 relating to the financial statements of THOR Industries, Inc. and the effectiveness of THOR Industries Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of THOR Industries, Inc. for the year ended July 31, 2025.

/s/ Deloitte & Touche LLP

Chicago, Illinois

December 18, 2025